UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LANDBAY INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	36-25 Main Street, Flushing, NY 11354	81-1260549
(State of incorporation or organization)	(Address of principal executive offices and zip code)	(I.R.S. Employer Identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. [  ]

Securities Act registration statement file number to which this form relates (if applicable): 333-210916

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in Landbay Inc’s Registration Statement on Form S-1 filed April 25, 2016, as amended and supplemented (File No. 333-210916), is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following exhibits are filed or incorporated by reference to the Registration Statement:

Exhibit	Item
3.1 (1)	Certificate of Incorporation
3.2 (1)	Certificate of Amendment of Incorporation
3.3 (1)	By-Laws

(1)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on April 25, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 15, 2020

LANDBAY INC.

By:	/s/ Xiaowei Jin
Name:	Xiaowei Jin
Title:	President